Exhibit 10.8

     LEAK-OUT  AGREEMENT
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THIS  LEAK-OUT AGREEMENT BETWEEN CHALLENGER POWERBOATS, INC. (THE "COMPANY") AND
MARK OVERBYE, HIS AFFILIATES, RELATED PARTY ENTITIES, SUCCESSORS AND FAMILY MEMBERS (HEREIN REFERRED TO AS "OVERBYE") IS DATED JANUARY 29, 2007 AND SUPERSEDES ANY AND ALL OTHER AGREEMENTS ON THE SUBJECT MATTER OF THIS LEAK-OUT AGREEMENT WHETHER IN WRITING OR ORALLY COMMUNICATED BETWEEN BOTH PARTIES.


Challenger  Powerboats,  Inc.
300  Westlink  Dr.
Washington,  MO  63090


Ladies  and  Gentlemen:

In consideration for Asset and Technology Acquisition Agreement between IMAR Group LLC and Mark Overbye and Gekko Sports Corporation and the Employment Agreement between Challenger Powerboats and Overbye both of which are dated on or about January 29, 2007 and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period commencing on the date of this Agreement and until January 29, 2009 ("Restricted Period"), not to publicly or privately offer to sell, contract to sell or otherwise sell, dispose of, loan, gift, donate, pledge or grant any rights (collectively, a "Disposition") with respect to any shares of the Company's Preferred Stock, Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of the Company's Common Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition.

For a period of twelve (12) months following the Restricted Period ("Leak-Out Period"), Overbye's disposition of Securities shall be limited to open market sales of his Securities in an aggregate amount equal to three quarters of one percent (.75%) of the total weekly volume of the Securities. During the Leak-Out Period, Overbye will not effectuate any other Disposition of the Securities.

The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Restricted Period or Leak-Out Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

Any controversy, claim or dispute arising from the interpretation of this Agreement, or breach thereof, shall be settled by arbitration in the County of St. Louis, State of Missouri in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would permitted by the Federal Rules of Civil Procedure. The decision of the Arbitrator(s) shall be final.

Very  truly  yours,


Mark  Overbye

/s/ Mark Overbye
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Accepted  as  of  the  date  first  set  forth  above:
By  Challenger  Powerboats,  Inc.

/s/ Laurie Phillips
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Laurie  Phillips,  President  &  CEO